N-SAR, Item 77
                                            for ING Partners, Inc. Fund
                                                (the "Registrant")

                                                Form N-SAR, Item 77
                                            for ING Partners, Inc. Fund
                                                (the "Registrant")




                                                                                      -------------------------------
                                                                                      If filing more than one Page
                                                                                      32, "X" box:
                                                                                      -------------------------------
For period ending:         12/31/04
File number:               811-08319

  77.      A.    Is the Registrant filing any of the following attachments with the current filing of
                 Form N-SAR?  (ANSWER FOR ALL SERIES AS A GROUP)
                 ____________________________________________________________________                          Y

NOTE  If answer is "Y" (Yes), mark those items below being filed as an attachment to this form or incorporate by
reference.                                                                                       ______________
                                                                                                            Y/N

B.       Accountant's report on internal control                   ________________________________             Y
C.       Matters submitted to a vote of security holders           ________________________________             Y
D.       Policies with respect to security investments             ________________________________             Y
E.       Legal proceedings                                         ________________________________             N
F.       Changes in security for debt                              ________________________________             N
G.       Defaults and arrears on senior securities                 ________________________________             N
H.       Changes in control of Registrant                          ________________________________             N
I.       Terms of new or amended securities                        ________________________________             Y
J.       Revaluation of assets or restatement of capital share     ________________________________             N
         account
K.       Changes in Registrant's certifying account                ________________________________             N
L.       Changes in accounting principles and practices            ________________________________             N
M.       Mergers                                                   ________________________________             N
N.       Actions required to be reported pursuant to Rule 2a-7     ________________________________             N
O.       Transactions effected pursuant to Rule 10f-3              ________________________________             N
P.       Information required to be filed pursuant to existing     ________________________________             N
         exemptive orders





-------------------------------


If filing more than one Page
33, "X" box:


-------------------------------


For period ending:         12/31/04
File number:               811-08319

  Q.      1.    Exhibits _________________________________________________                                      Y
          2.    Any information called for by instructions to sub-item 77Q2                                     N
                _____________________________________________
          3.    Any information called for by instructions to sub-item 77Q3                                     N



Item 77C --  Matters submitted to a vote of security holders

A special meeting of shareholders was held on December 21, 2004 to elect eleven members of the Board of Directors



                                                              Shares voted for Shares voted against or
                                             Proposal 1      S                        withheld          Total Shares Voted
ING Aeltus Enhanced Index Portfolio    John V. Boyer           2,779,705.825         8,992.662            2,788,698.487
                                       J. Michael Early        2,779,705.825         8,992.662            2,788,698.487
                                       R. Barbara Gitenstein   2,779,705.825         8,992.662            2,788,698.487
                                       Patrick Kenny           2,779,705.825         8,992.662            2,788,698.487
                                       Walter H. May           2,779,705.825         8,992.662            2,788,698.487
                                       Thomas J. McInerney     2,779,705.825         8,992.662            2,788,698.487
                                       Jock Patton             2,779,705.825         8,992.662            2,788,698.487
                                       David W.C. Putnam       2,779,705.825         8,992.662            2,788,698.487
                                       John G. Turner          2,779,705.825         8,992.662            2,788,698.487
                                       Roger B. Vincent        2,779,705.825         8,992.662            2,788,698.487
                                       Richard A. Wedemeyer    2,779,705.825         8,992.662            2,788,698.487
ING American Century Select Portfolio
(formerly, ING Alger Growth Portfolio) John V. Boyer           1,616,507.413        41,870.925           1,658,378.338
                                       J. Michael Early        1,616,490.021        41,888.317           1,658,378.338
                                       R. Barbara Gitenstein   1,616,490.021        41,888.317           1,658,378.338
                                       Patrick Kenny           1,616,507.413        41,870.925           1,658,378.338
                                       Walter H. May           1,616,507.413        41,870.925           1,658,378.338
                                       Thomas J. McInerney     1,616,507.413        41,870.925           1,658,378.338
                                       Jock Patton             1,616,507.413        41,870.925           1,658,378.338
                                       David W.C. Putnam       1,616,507.413        41,870.925           1,658,378.338
                                       John G. Turner          1,616,507.413        41,870.925           1,658,378.338
                                       Roger B. Vincent        1,616,507.413        41,870.925           1,658,378.338
                                       Richard A. Wedemeyer    1,616,507.413        41,870.925           1,658,378.338
ING American Century Small Cap Value
Portfolio                              John V. Boyer           2,481,714.979        22,641.090           2,504,356.069
                                       J. Michael Early        2,481,714.979        22,641.090           2,504,356.069
                                       R. Barbara Gitenstein   2,481,252.171        23,103.898           2,504,356.069
                                       Patrick Kenny           2,481,252.171        23,103.898           2,504,356.069
                                       Walter H. May           2,455,517.394        48,838.675           2,504,356.069
                                       Thomas J. McInerney     2,481,252.171        23,103.898           2,504,356.069
                                       Jock Patton             2,481,714.979        22,641.090           2,504,356.069
                                       David W.C. Putnam       2,455,517.394        48,838.675           2,504,356.069
                                       John G. Turner          2,481,714.979        22,641.090           2,504,356.069
                                       Roger B. Vincent        2,481,714.979        22,641.090           2,504,356.069
                                       Richard A. Wedemeyer    2,455,054.586        49,301.483           2,504,356.069
ING Baron Small Cap Growth Portfolio   John V. Boyer           4,590,116.299        327,537.955          4,917,654.254
                                       J. Michael Early        4,569,203.605        348,450.649          4,917,654.254
                                       R. Barbara Gitenstein   4,566,645.874        351,008.380          4,917,654.254
                                       Patrick Kenny           4,590,116.299        327,537.955          4,917,654.254
                                       Walter H. May           4,567,182.697        350,471.557          4,917,654.254
                                       Thomas J. McInerney     4,592,136.903        325,517.351          4,917,654.254
                                       Jock Patton             4,569,203.605        348,450.649          4,917,654.254
                                       David W.C. Putnam       4,568,322.571        349,331.683          4,917,654.254
                                       John G. Turner          4,590,116.299        327,537.955          4,917,654.254
                                       Roger B. Vincent        4,558,272.715        359,381.539          4,917,654.254
                                       Richard A. Wedemeyer    4,545,733.180        371,921.074          4,917,654.254
ING Goldman Sachs Capital Growth
Portfolio                              John V. Boyer           1,872,894.983        15,660.581           1,888,555.564
                                       J. Michael Early        1,872,894.983        15,660.581           1,888,555.564
                                       R. Barbara Gitenstein   1,872,894.983        15,660.581           1,888,555.564
                                       Patrick Kenny           1,872,894.983        15,660.581           1,888,555.564
                                       Walter H. May           1,872,894.983        15,660.581           1,888,555.564
                                       Thomas J. McInerney     1,872,894.983        15,660.581           1,888,555.564
                                       Jock Patton             1,872,894.983        15,660.581           1,888,555.564
                                       David W.C. Putnam       1,872,894.983        15,660.581           1,888,555.564
                                       John G. Turner          1,872,894.983        15,660.581           1,888,555.564
                                       Roger B. Vincent        1,872,894.983        15,660.581           1,888,555.564
                                       Richard A. Wedemeyer    1,872,894.983        15,660.581           1,888,555.564
ING Goldman Sachs Core Equity
Portfolio                              John V. Boyer           2,019,703.24        3,051,863.93          5,071,567.174
                                       J. Michael Early        2,019,703.24        3,051,863.93          5,071,567.174
                                       R. Barbara Gitenstein   2,019,703.24        3,051,863.93          5,071,567.174
                                       Patrick Kenny           2,019,703.24        3,051,863.93          5,071,567.174
                                       Walter H. May           2,019,703.24        3,051,863.93          5,071,567.174
                                       Thomas J. McInerney     2,019,703.24        3,051,863.93          5,071,567.174
                                       Jock Patton             2,019,703.24        3,051,863.93          5,071,567.174
                                       David W.C. Putnam       2,019,703.24        3,051,863.93          5,071,567.174
                                       John G. Turner          2,019,703.24        3,051,863.93          5,071,567.174
                                       Roger B. Vincent        2,019,703.24        3,051,863.93          5,071,567.174
                                       Richard A. Wedemeyer    2,019,703.24        3,051,863.93          5,071,567.174
ING JPMorgan Fleming International
Portfolio                              John V. Boyer          28,828,388.083        819,667.193          29,648,055.276
                                       J. Michael Early       28,878,871.797        769,183.479          29,648,055.276
                                       R. Barbara Gitenstein  28,724,161.819        923,893.457          29,648,055.276
                                       Patrick Kenny          28,838,633.010        809,422.266          29,648,055.276
                                       Walter H. May          28,847,481.638        800,573.638          29,648,055.276
                                       Thomas J. McInerney    28,757,772.847        890,282.429          29,648,055.276
                                       Jock Patton            28,777,154.155        870,901.121          29,648,055.276
                                       David W.C. Putnam      28,798,914.080        849,141.196          29,648,055.276
                                       John G. Turner         28,780,817.183        867,238.093          29,648,055.276
                                       Roger B. Vincent       28,873,599.146        774,456.130          29,648,055.276
                                       Richard A. Wedemeyer   28,786,292.908        861,762.368          29,648,055.276
ING JPMorgan Mid Cap Value Portfolio   John V. Boyer           3,455,668.518        43,589.424           3,499,257.942
                                       J. Michael Early        3,455,668.518        43,589.424           3,499,257.942
                                       R. Barbara Gitenstein   3,455,668.518        43,589.424           3,499,257.942
                                       Patrick Kenny           3,455,668.518        43,589.424           3,499,257.942
                                       Walter H. May           3,455,668.518        43,589.424           3,499,257.942
                                       Thomas J. McInerney     3,449,303.788        49,954.154           3,499,257.942
                                       Jock Patton             3,455,668.518        43,589.424           3,499,257.942
                                       David W.C. Putnam       3,447,284.958        51,972.984           3,499,257.942
                                       John G. Turner          3,449,303.788        49,954.154           3,499,257.942
                                       Roger B. Vincent        3,455,668.518        43,589.424           3,499,257.942
                                       Richard A. Wedemeyer    3,455,668.518        43,589.424           3,499,257.942
ING MFS Capital Opportunities PortfolioJohn V. Boyer           7,406,142.290        305,228.073          7,711,370.363
                                       J. Michael Early        7,391,010.189        320,360.174          7,711,370.363
                                       R. Barbara Gitenstein   7,405,454.281        305,916.082          7,711,370.363
                                       Patrick Kenny           7,405,731.840        305,638.523          7,711,370.363
                                       Walter H. May           7,381,842.290        329,528.073          7,711,370.363
                                       Thomas J. McInerney     7,401,259.277        310,111.086          7,711,370.363
                                       Jock Patton             7,386,578.719        324,791.644          7,711,370.363
                                       David W.C. Putnam       7,371,972.388        339,397.975          7,711,370.363
                                       John G. Turner          7,400,313.689        311,056.674          7,711,370.363
                                       Roger B. Vincent        7,393,958.501        317,411.862          7,711,370.363
                                       Richard A. Wedemeyer    7,382,952.408        328,417.955          7,711,370.363
ING OpCap Balanced Value Portfolio     John V. Boyer           5,094,326.389       1,954,967.098         7,049,293.487
                                       J. Michael Early        5,094,943.461       1,954,350.026         7,049,293.487
                                       R. Barbara Gitenstein   5,094,326.389       1,954,967.098         7,049,293.487
                                       Patrick Kenny           5,094,943.461       1,954,350.026         7,049,293.487
                                       Walter H. May           5,095,185.399       1,954,108.088         7,049,293.487
                                       Thomas J. McInerney     5,094,145.445       1,955,148.042         7,049,293.487
                                       Jock Patton             5,094,145.445       1,955,148.042         7,049,293.487
                                       David W.C. Putnam       5,074,653.302       1,974,640.185         7,049,293.487
                                       John G. Turner          5,095,185.399       1,954,108.088         7,049,293.487
                                       Roger B. Vincent        5,095,802.471       1,953,491.016         7,049,293.487
                                       Richard A. Wedemeyer    5,095,802.471       1,953,491.016         7,049,293.487
ING Oppenheimer Global Portfolio
(formerly, ING MFS Global Growth
Portfolio)                             John V. Boyer           1,504,827.805         8,698.157           1,513,525.962
                                       J. Michael Early        1,504,827.805         8,698.157           1,513,525.962
                                       R. Barbara Gitenstein   1,504,827.805         8,698.157           1,513,525.962
                                       Patrick Kenny           1,504,827.805         8,698.157           1,513,525.962
                                       Walter H. May           1,504,827.805         8,698.157           1,513,525.962
                                       Thomas J. McInerney     1,504,827.805         8,698.157           1,513,525.962
                                       Jock Patton             1,504,827.805         8,698.157           1,513,525.962
                                       David W.C. Putnam       1,504,463.782         9,062.180           1,513,525.962
                                       John G. Turner          1,504,827.805         8,698.157           1,513,525.962
                                       Roger B. Vincent        1,504,827.805         8,698.157           1,513,525.962
                                       Richard A. Wedemeyer    1,504,827.805         8,698.157           1,513,525.962
ING PIMCO Total Return Portfolio       John V. Boyer           6,151,458.542        68,493.746           6,219,952.288
                                       J. Michael Early        6,151,380.305        68,571.983           6,219,952.288
                                       R. Barbara Gitenstein   6,142,398.437        77,553.851           6,219,952.288
                                       Patrick Kenny           6,151,458.542        68,493.746           6,219,952.288
                                       Walter H. May           6,152,903.915        67,048.373           6,219,952.288
                                       Thomas J. McInerney     6,136,044.416        83,907.872           6,219,952.288
                                       Jock Patton             6,139,438.506        80,513.782           6,219,952.288
                                       David W.C. Putnam       6,138,658.231        81,294.057           6,219,952.288
                                       John G. Turner          6,139,537.248        80,415.040           6,219,952.288
                                       Roger B. Vincent        6,139,529.048        80,423.240           6,219,952.288
                                       Richard A. Wedemeyer    6,128,166.676        91,785.612           6,219,952.288
ING Salomon Brothers Aggressive Growth
Portfolio                              John V. Boyer          14,170,568.251        377,008.344          14,547,576.595
                                       J. Michael Early       14,183,855.565        363,721.030          14,547,576.595
                                       R. Barbara Gitenstein  14,168,449.848        379,126.747          14,547,576.595
                                       Patrick Kenny          14,169,789.449        377,787.146          14,547,576.595
                                       Walter H. May          14,165,993.347        381,583.248          14,547,576.595
                                       Thomas J. McInerney    14,171,898.119        375,678.476          14,547,576.595
                                       Jock Patton            14,176,304.291        371,272.304          14,547,576.595
                                       David W.C. Putnam      14,143,087.454        404,489.141          14,547,576.595
                                       John G. Turner         14,180,119.349        367,457.246          14,547,576.595
                                       Roger B. Vincent       14,183,330.824        364,245.771          14,547,576.595
                                       Richard A. Wedemeyer   14,177,611.314        369,965.281          14,547,576.595
ING Salomon Brothers Fundamental Value
Portfolio                              John V. Boyer           2,101,614.439        10,177.878           2,111,792.317
                                       J. Michael Early        2,102,697.582         9,094.735           2,111,792.317
                                       R. Barbara Gitenstein   2,101,605.268        10,187.049           2,111,792.317
                                       Patrick Kenny           2,102,697.582         9,094.735           2,111,792.317
                                       Walter H. May           2,097,053.647        14,738.670           2,111,792.317
                                       Thomas J. McInerney     2,102,697.582         9,094.735           2,111,792.317
                                       Jock Patton             2,102,688.411         9,103.906           2,111,792.317
                                       David W.C. Putnam       2,098,127.619        13,664.698           2,111,792.317
                                       John G. Turner          2,101,605.268        10,187.049           2,111,792.317
                                       Roger B. Vincent        2,102,697.582         9,094.735           2,111,792.317
                                       Richard A. Wedemeyer    2,098,127.619        13,664.698           2,111,792.317
ING Salomon Brothers Investors Value
Portfolio                              John V. Boyer           1,819,777.302       1,210,851.944         3,030,629.246
                                       J. Michael Early        1,820,712.986       1,209,916.260         3,030,629.246
                                       R. Barbara Gitenstein   1,819,728.224       1,210,901.022         3,030,629.246
                                       Patrick Kenny           1,820,712.986       1,209,916.260         3,030,629.246
                                       Walter H. May           1,819,777.302       1,210,851.944         3,030,629.246
                                       Thomas J. McInerney     1,820,712.986       1,209,916.260         3,030,629.246
                                       Jock Patton             1,820,663.864       1,209,965.382         3,030,629.246
                                       David W.C. Putnam       1,820,663.864       1,209,965.382         3,030,629.246
                                       John G. Turner          1,819,728.224       1,210,901.022         3,030,629.246
                                       Roger B. Vincent        1,820,712.986       1,209,916.260         3,030,629.246
                                       Richard A. Wedemeyer    1,820,663.864       1,209,965.382         3,030,629.246
ING Salomon Brothers Large Cap Growth
Portfolio (formerly, ING Alger Capital
Appreciation Portfolio)                John V. Boyer           1,121,459.295           0.000             1,121,459.295
                                       J. Michael Early        1,121,459.295           0.000             1,121,459.295
                                       R. Barbara Gitenstein   1,121,459.295           0.000             1,121,459.295
                                       Patrick Kenny           1,121,459.295           0.000             1,121,459.295
                                       Walter H. May           1,121,459.295           0.000             1,121,459.295
                                       Thomas J. McInerney     1,121,459.295           0.000             1,121,459.295
                                       Jock Patton             1,121,459.295           0.000             1,121,459.295
                                       David W.C. Putnam       1,121,459.295           0.000             1,121,459.295
                                       John G. Turner          1,121,459.295           0.000             1,121,459.295
                                       Roger B. Vincent        1,121,459.295           0.000             1,121,459.295
                                       Richard A. Wedemeyer    1,121,459.295           0.000             1,121,459.295
ING T. Rowe Price Diversified Mid Cap
Growth Portfolio (formerly, ING Alger
Aggressive Growth Portfolio)           John V. Boyer           7,587,432.387        165,577.068          7,753,009.455
                                       J. Michael Early        7,638,105.006        114,904.449          7,753,009.455
                                       R. Barbara Gitenstein   7,638,105.006        114,904.449          7,753,009.455
                                       Patrick Kenny           7,638,105.006        114,904.449          7,753,009.455
                                       Walter H. May           7,638,105.006        114,904.449          7,753,009.455
                                       Thomas J. McInerney     7,638,105.006        114,904.449          7,753,009.455
                                       Jock Patton             7,632,953.012        120,056.443          7,753,009.455
                                       David W.C. Putnam       7,632,192.701        120,816.754          7,753,009.455
                                       John G. Turner          7,582,280.393        170,729.062          7,753,009.455
                                       Roger B. Vincent        7,638,105.006        114,904.449          7,753,009.455
                                       Richard A. Wedemeyer    7,587,432.387        165,577.068          7,753,009.455
ING T. Rowe Price Growth Equity
Portfolio                              John V. Boyer           9,427,662.496        293,230.201          9,720,892.697
                                       J. Michael Early        9,433,233.192        287,659.505          9,720,892.697
                                       R. Barbara Gitenstein   9,445,710.281        275,182.416          9,720,892.697
                                       Patrick Kenny           9,431,481.014        289,411.683          9,720,892.697
                                       Walter H. May           9,414,030.289        306,862.408          9,720,892.697
                                       Thomas J. McInerney     9,422,178.837        298,713.860          9,720,892.697
                                       Jock Patton             9,433,035.365        287,857.332          9,720,892.697
                                       David W.C. Putnam       9,380,292.621        340,600.076          9,720,892.697
                                       John G. Turner          9,420,857.858        300,034.839          9,720,892.697
                                       Roger B. Vincent        9,433,948.314        286,944.383          9,720,892.697
                                       Richard A. Wedemeyer    9,429,316.150        291,576.547          9,720,892.697
ING UBS U.S. Large Cap Equity PortfolioJohn V. Boyer          23,511,454.826        958,940.664          24,470,395.490
                                       J. Michael Early       23,550,047.299        920,348.191          24,470,395.490
                                       R. Barbara Gitenstein  23,462,709.427       1,007,686.063         24,470,395.490
                                       Patrick Kenny          23,536,393.053        934,002.437          24,470,395.490
                                       Walter H. May          23,516,895.835        953,499.655          24,470,395.490
                                       Thomas J. McInerney    23,515,826.077        954,569.413          24,470,395.490
                                       Jock Patton            23,529,767.222        940,628.268          24,470,395.490
                                       David W.C. Putnam      23,458,111.251       1,012,284.239         24,470,395.490
                                       John G. Turner         23,490,576.348        979,819.142          24,470,395.490
                                       Roger B. Vincent       23,569,743.630        900,651.860          24,470,395.490
                                       Richard A. Wedemeyer   23,459,032.402       1,011,363.088         24,470,395.490
ING Van Kampen Equity and Income
Portfolio (formerly, ING UBS U.S.
Allocation Portfolio)                  John V. Boyer            178,916.524          1,155.250            180,071.774
                                       J. Michael Early         178,916.524          1,155.250            180,071.774
                                       R. Barbara Gitenstein    178,916.524          1,155.250            180,071.774
                                       Patrick Kenny            178,650.731          1,421.043            180,071.774
                                       Walter H. May            178,916.524          1,155.250            180,071.774
                                       Thomas J. McInerney      178,916.524          1,155.250            180,071.774
                                       Jock Patton              178,650.731          1,421.043            180,071.774
                                       David W.C. Putnam        178,650.731          1,421.043            180,071.774
                                       John G. Turner           178,916.524          1,155.250            180,071.774
                                       Roger B. Vincent         178,650.731          1,421.043            180,071.774
                                       Richard A. Wedemeyer     178,916.524          1,155.250            180,071.774
ING Van Kampen Comstock Portfolio      John V. Boyer          14,782,619.162        343,833.313          15,126,452.475
                                       J. Michael Early       14,808,490.685        317,961.790          15,126,452.475
                                       R. Barbara Gitenstein  14,784,201.814        342,250.661          15,126,452.475
                                       Patrick Kenny          14,782,619.162        343,833.313          15,126,452.475
                                       Walter H. May          14,800,984.631        325,467.844          15,126,452.475
                                       Thomas J. McInerney    14,782,978.692        343,473.783          15,126,452.475
                                       Jock Patton            14,758,500.494        367,951.981          15,126,452.475
                                       David W.C. Putnam      14,750,768.849        375,683.626          15,126,452.475
                                       John G. Turner         14,755,029.969        371,422.506          15,126,452.475
                                       Roger B. Vincent       14,808,490.685        317,961.790          15,126,452.475
                                       Richard A. Wedemeyer   14,777,256.523        349,195.952          15,126,452.475



                                                Form N-SAR, Item 77
                                            for ING Partners, Inc. Fund
                                                (the "Registrant")
                                                Form N-SAR, Item 77
                                            for ING Partners, Inc. Fund
                                                (the "Registrant")


     Item 77D-Policies with respect to Security investments (1) On August 13, 2004, the Board of Directors for ING Partners Inc. ("Board") voted to change the Sub-Adviser of the ING Alger Aggressive Growth Portfolio to T. Rowe Price Associates, Inc., along with a change to the Portfolio's name and investment strategy. These changes were implemented on November 8, 2004 as follows:

     Portfolio Name The name of the Portfolio was changed to ING T. Rowe Price Diversified Portfolio

     Investment Strategy The principal investment strategies of ING T. Rowe Price Diversified Mid Cap Growth Portfolio will be as follows: The Portfolio will normally invest at least 80% of its total assets in the equity securities of companies having a market capitalization within the range of companies in the Russell MidCap Growth Index or the S&P Mid Cap 400 Index. The Sub-Adviser focuses on midsize companies whose earnings are expected to grow at a rate faster than the average company.

     The Portfolio may on occasion purchase a stock whose market capitalization is outside of the capitalization range of mid-cap companies. The market capitalization of the companies in the Portfolio, the Russell MidCap Growth Index and the S&P Mid Cap 400 Index will change over time, and the Portfolio will not automatically sell or cease to purchase a stock of a company it already owns just because the company's market capitalization grows or falls outside of the index ranges.

     Stock selection is based on a combination of fundamental, bottom-up analysis and top-down quantitative strategies in an effort to identify companies with superior long-term appreciation prospects. The Sub-Adviser generally uses a growth approach, looking for companies with one or more of the following characteristics:

     a demonstrated  ability to consistently  increase revenues,  earnings,  and
     cash  flow;  capable   management;   attractive   business  niches;  and  a
     sustainable competitive advantage.

     In pursuing its investment objective, the Sub-Adviser has the discretion to purchase some securities that do not meet the Portfolio's normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the Sub-Adviser believes a security could increase in value for a variety of reasons, including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the security.

     While most assets will be invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures and options, in keeping with the Portfolio's investment objective.

     The Portfolio may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

     Change in Principal Risks of Investing in the Portfolio The principal risks of investing in the ING T. Rowe Price Diversified Mid Cap Growth Portfolio will be as set out below. As with any mutual fund, the Portfolio may not achieve its investment objective, and you could lose money, or not make money, by investing in the Portfolio.

                                               Active or Frequent Trading Risk
                                                      Derivatives Risk
                                                      Growth Stock Risk
                                                   Market and Company Risk
                                                     Mid Cap Growth Risk
                                                    Over the Counter Risk
                                                    Foreign Markets Risk

     Please see "Summary of Principal Risks" following the Fund Summaries for a description of these and other risks of investing in the Portfolio.

     Change in Temporary Defensive Strategy The reference to ING Alger Aggressive Growth Portfolio will be removed from the second sentence of the first paragraph of the section entitled "Additional Information About Investment Strategies - Temporary Defensive Investment Strategy" and "ING
     T. Rowe Price Diversified Mid Cap Growth Portfolio" will be added to the sixth sentence of that paragraph.

     Change in Additional Information About Investment Strategies The section entitled "ING Alger Aggressive Growth Portfolio" will be deleted in its entirety and replaced with the following:






        ING T. Rowe Price Diversified Mid Cap Growth Portfolio

     Principal Investment Strategies: In seeking to achieve its investment objective, the Portfolio invests at least 80% of its total assets in the equity securities of companies that have a market capitalization within the range of companies in the Russell MidCap Growth Index or the S&P Mid Cap 400 Index. It focuses on midsize companies whose earnings are expected to grow at a rate faster than the average company.

     SAI Changes: All references in the SAI to "ING Alger Aggressive Growth Portfolio" will be replaced with "ING T. Rowe Price Diversified Mid Cap Growth Portfolio" throughout the SAI.

     Page 4 - Non-fundamental investment restriction "i" is deleted in its entirety and replace it with the following:

     i. ING Salomon Brothers Large Cap Growth Portfolio and ING Baron Small Cap Growth Portfolios will invest no more than 5% and ING T. Rowe Price Diversified Mid Cap Growth Portfolio will invest no more than 10% of their respective net assets in warrants (valued at the lower of cost or market), of which not more than 2% of each Portfolio's net assets may be invested in warrants not listed on a recognized domestic stock exchange. Warrants acquired by each Portfolio as part of a unit or attached to securities at the time of acquisition are not subject to this limitation.

     Page 5 - The section entitled "General" will be amended to add "ING T. Rowe Price Diversified Mid Cap Growth" to the 3rd sentence of the third paragraph.

     Page 13 - The section entitled "Real Estate Investment Trusts (REITs)" will be amended to add "ING T. Rowe Price Diversified Mid Cap Growth" to the 1st sentence of the third paragraph.

     Page 14 - The section entitled "Foreign Equity Securities" will be amended to add "ING T. Rowe Price Diversified Mid Cap Growth" to the 9th sentence. The Portfolio may invest up to 25% of its total assets in foreign securities.

     Page 16 - The section entitled "Passive Foreign Investment Companies (PFICs)" will be amended to delete the reference to "ING Alger Aggressive Growth" from the first sentence.

     Page 17 - The section entitled "Exchange Traded Funds (ETFs)" will be amended to add "ING T. Rowe Price Diversified Mid Cap Growth" to the 2nd sentence.

     Page 27 - The section entitled "Options on Securities" will be amended to delete the reference to "ING Alger Aggressive Growth" from the first sentence.

     Page 29 - The section entitled "Options on Stock Indices" will be amended to delete the reference to "ING Alger Aggressive Growth" from the first sentence.

     Page 30 - The section entitled "FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS" will be amended to delete the reference to "ING Alger Aggressive Growth" from the first sentence.

     Page 37 - The second sentence of the second paragraph of the section entitled "Temporary Defensive Positions" will be amended to read as follows:

     ING T. Rowe Price Diversified Mid Cap Growth may invest up to 20% of its total assets in equity securities of companies that, at the time of purchase, have total market capitalizations outside the range of companies in the Russell MidCap Growth Index or the S&P Mid Cap 400 Index and in excess of that amount (up to 100% of its assets) during temporary defensive periods.

     (2) On August 13, 2004, the Board of Directors for ING Partners Inc. ("Board") voted to change the Sub-Adviser of the ING Alger Growth Portfolio to Salomon Brothers Asset Management, Inc. with a change to the Portfolio's name and investment strategy. These changes were implemented on November 8, 2004 as follows:

         Portfolio Name Change

         ING Salomon Brothers LargeCap Growth Portfolio

     Change  in  Principal   Investment   Strategies  The  principal  investment
     strategies of the ING Salomon Brothers Large Cap Growth Portfolio will be as follows:

     The Portfolio normally invests at least 80% of its net assets in equity securities of large cap companies and related investments. The Portfolio will provide shareholders with at least 60 days prior written notice of any change in this non-fundamental investment policy. For the purposes of this 80% policy, large cap companies are considered to be companies with market capitalizations similar to companies in the Russell 1000 Index. Securities of companies whose market capitalizations no longer meet this definition after purchase by the Portfolio are still considered to be securities of large cap companies for purposes of this 80% policy. Equity securities include U.S. exchange traded and over-the-counter common stocks, debt securities convertible into equity securities, and warrants and rights relating to equity securities.

     The Sub-Adviser emphasizes individual security selection while diversifying the Portfolio's investments across industries, which may help to reduce risk. The Sub-Adviser attempts to identify established large capitalization companies with the highest growth potential. The Sub-Adviser then analyzes each company in detail, ranking its management, strategy and competitive market position. Finally, the Sub-Adviser attempts to identify the best values available among the growth companies listed.

     In  selecting   individual   companies  for  investment,   the  Sub-Adviser
     considers:

        favorable earnings prospectus,
        technological innovation,
        industry dominance,
        competitive producers and services,
        global scope,
        long-term operating history,
        consistent and sustainable  long-term  growth in dividends and earnings per share,
        strong cash flow,
        high return on equity,
        strong financial condition, and
        experienced and effective management.

         Change in Principal Risks of Investing in the Portfolio

          The principal risks of investing in ING Salomon Brothers Large Cap Growth Portfolio will be as set out below. As with any mutual fund, the Portfolio may not achieve its investment objective, and you could lose money, or not make money, by investing in the Portfolio.

                                           Active or Frequent Trading Risk
                                                     Credit Risk
                                                Emerging Markets Risk
                                                Foreign Markets Risk
                                                  Growth Stock Risk
                                                 Interest Rate Risk
                                                   Leveraging Risk
                                               Market and Company Risk
                                                Over the Counter Risk
                                      Small and Mid-Capitalization Company Risk

          Please see "Summary of Principal Risks" following the Fund Summaries for a description of these and other risks of investing in the Portfolio.


          Change in Temporary Defensive Strategy The reference to ING Alger Capital Appreciation will be removed from the second entence of the first paragraph of the section entitled "Additional Information About Investment Strategies - Temporary Defensive Investment Strategy" and the following will be added after the second sentence of that paragraph:


          ING Salomon Brothers Large Cap Growth Portfolio may invest, for temporary defensive purposes, up to 100% of its assets in any type of money market instrument, short-term debt securities or cash.

         Change in  Additional Information About Investment Strategies

          The section entitled "ING Alger Capital Appreciation Portfolio" will be deleted in its entirety and replaced with the following:


         ING Salomon Brothers Large Cap Growth Portfolio

          Principal Investment Strategies: The Portfolio normally invests at least 80% of its net assets in equity securities of large capitalization companies and related instruments. The Portfolio may invest up to 10% of its net assets in the securities of foreign issuers directly or in the form of depositary receipts representing an interest in those securities. While the Portfolio intends to invest substantially all of its assets in equity securities, the Portfolio may maintain up to 20% of its assets in money market instruments and/or cash to pay expenses and meet redemption requests. Generally, the value of these fixed income obligations will decline if interest rates rise, the credit rating of the security is downgraded or the issuer defaults on its obligation to pay principal or interest. The Portfolio may invest up to 20% of its assets in equity securities of companies that are not considered to be large capitalization companies.

         SAI Changes:

          All references to "ING Alger Capital  Appreciation  Portfolio" will be
          changed  to  "ING  Salomon   Brothers  Large  Cap  Growth   Portfolio"
          throughout the SAI.

          Page 14 - The section entitled "Unseasoned Companies" will be amended to add "ING Salomon Brothers Large Cap Growth Portfolio" to the 1st sentence.

          Page 17 - The section entitled "Exchange-Traded Funds" will be amended to add "ING Salomon Brothers Large Cap Growth Portfolio" to the 3rd sentence.

          Page 17 - The following section will be added following the section entitled "Exchange-Traded Funds:"


          Index-Related Securities ("Equity Equivalents") - ING Salomon Brothers Large Cap Growth Portfolio is permitted to invest in certain types of securities that enable investors to purchase or sell shares in a portfolio of securities that seeks to track the performance of an underlying index or a portion of an index. Such Equity Equivalents include, among others, DIAMONDS (interests in a portfolio of securities that seeks to track the performance of the Dow Jones Industrial Average), SPDRs or Standard & Poor's Depositary Receipts (interests in a portfolio of securities that seeks to track the performance of the S&P 500 Index), WEBS or World Equity Benchmark Shares (interests in a portfolio of securities that seeks to track the performance of a benchmark index of a particular foreign country's stocks), and the Nasdaq-100 Trust (interests in a portfolio of securities  of the  largest  and most  actively  traded  non-financial companies listed on The Nasdaq Stock Market). Such securities are similar to index mutual funds, but they are traded on various stock exchanges or secondary markets. The value of these securities is dependent upon the performance of the underlying index on which they are based. Thus, these securities are subject to the same risks as their underlying indices as well as the securities that make up those indices. For example, if the securities comprising an index that an index-related security seeks to track perform poorly, the index-related security will lose value.


          Equity Equivalents may be used for several purposes, including to simulate full investment in the underlying index while retaining a cash balance for Portfolio management purposes, to facilitate trading, to reduce transaction costs or to seek higher investment returns when an Equity Equivalent is priced more attractively than securities in the underlying index. Because the expense associated with an investment in Equity Equivalents may be substantially lower than the expense of small investments directly in the securities comprising the indices they seek to track, investments in Equity Equivalents may provide a cost-effective means of diversifying the Portfolio's assets across a broad range of equity securities.


          To the extent the Portfolio invests in securities of other investment companies, Portfolio shareholders would indirectly pay a portion of the operating costs of such companies in addition to the expenses of its own operation. These costs include management, brokerage, shareholder servicing and other operational expenses. Indirectly, shareholders of the Portfolio may pay higher operational costs than if they owned the underlying investment companies directly. Additionally, the Portfolio's investments in such investment companies are subject to limitations under the 1940 Act and market availability.

          The prices of Equity Equivalents are derived and based upon the securities held by the particular investment company. Accordingly, the level of risk involved in the purchase or sale of an Equity Equivalent is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for such instruments is based on a basket of stocks. The market prices of Equity Equivalents are expected to fluctuate in accordance with both changes in the net asset values of their underlying indices and the supply and demand for the instruments on the exchanges on which they are traded. Substantial market or other disruptions affecting an Equity Equivalent could adversely affect the liquidity and value of the shares of the Portfolio.

          Page 37 - The section entitled "Temporary Defensive Positions" will be amended to delete the last sentence of the second paragraph and replace it with the following:


          ING Salomon Brothers Large Cap Growth may invest up to 20% of its net assets in money market instruments, repurchase agreements and/or cash in excess of that amount (up to 100% of its assets) during temporary defensive periods.


          (3) On August 13, 2004, the Board of Directors for ING Partners Inc. ("Board") voted to change the Sub-Adviser of the ING Alger Growth
          Portfolio to American Century Investment Management, Inc. with a change to the Portfolio's name and investment strategy. These changes were implemented on November 8, 2004 as follows:

         Portfolio Name Change
         ING American Century Select Portfolio

          Change in Principal Investment Strategies The principal investment strategies of ING American Century Select Portfolio will be as follows:

          The Portfolio seeks to achieve its investment objective by investing in stocks of companies the Sub-Adviser believes will increase in value over time, using a growth investment strategy developed by the Sub-Adviser. This strategy looks for companies with earnings and revenues that are not only growing, but growing at a successively faster, or accelerating, pace. It also includes companies whose growth rates, although still negative, are less negative than in prior periods. This strategy is based on the premise that, over the long term, the stocks of companies with accelerating earnings and revenues have a greater-than-average chance to increase in value. The Sub-Adviser uses a bottom-up approach to select stocks to buy for the Portfolio. This means that the Sub-Adviser makes its investment decisions based on the business fundamentals of the individual companies, rather than on economic forecasts or the outlook for industries or sectors. The Portfolio generally invests in larger companies, although it may purchase companies of any size.


          Change in Principal Risks of Investing in the Portfolio

          The principal risks of investing in ING American Century Select Portfolio will be as set out below. As with any mutual fund, the Portfolio may not achieve its investment objective, and you could lose money, or not make money, by investing in the Portfolio.

                                           Active or Frequent Trading Risk
                                                    Currency Risk
                                                  Derivatives Risk
                                                Foreign Markets Risk
                                                  Growth Stock Risk
                                               Market and Company Risk

          Please see "Summary of Principal Risks" following the Fund Summaries for a description of these and other risks of investing in the Portfolio.

         Change in Temporary Defensive Strategy

          The reference to ING Alger Growth Portfolio will be deleted from the second sentence of the first paragraph of the section entitled
          "Additional Information About Investment Strategies - Temporary Defensive Investment Strategy" and the following will be added:


          ING American Century Select Portfolio may invest up to 100% of its assets in U.S. Government securities.

         Change in Additional Information About Investment Strategies

          The section entitled "ING Alger Growth Portfolio" will be deleted in its entirety and replaced with the following:


                                    ING American Century Select Portfolio


          Principal Investment Strategies: The Portfolio seeks to achieve its investment objective by investing in stocks of companies the Sub-Adviser believes will increase in value over time, using a growth investment strategy developed by the Sub-Adviser. This strategy looks for companies with earnings and revenues that are not only growing, but growing at a successively faster, or accelerating, pace. It also includes companies whose growth rates, although still negative, are less negative than in prior periods. This strategy is based on the premise that, over the long term, the stocks of companies with accelerating earnings and revenues have a greater-than-average chance to increase in value.


          The Sub-Adviser uses a bottom-up approach to select stocks to buy for the Portfolio. This means that the Sub-Adviser makes its investment decisions based on the business fundamentals of the individual companies, rather than on economic forecasts or the outlook for industries or sectors. Using the Sub-Adviser's extensive computer database, the managers track financial information for thousands of companies' earnings and revenues. This information is used to help the Sub-Adviser select or hold the stocks of companies it believes will be able to sustain accelerating growth and sell the stocks of companies whose growth begins to slow down.


          The Portfolio generally invests in larger companies, although it may purchase companies of any size. Although most of the Portfolio's assets will be invested in U.S. companies, there is no limit on the amount of assets the Portfolio can invest in foreign companies. Most of the Portfolio's foreign investments are in companies located and doing business in developed countries. Under normal market conditions, the Portfolio will be essentially fully invested in stocks regardless of the movement of stock prices generally. When the Sub-Adviser believes it is prudent, it may invest a portion of the Portfolio's assets in convertible debt securities, equity-equivalent securities, foreign securities, short-term securities, notes, bonds and other debt securities, non-leveraged future contracts and other similar securities. Futures contracts, a type of derivative security, can help the Portfolio's cash assets remain liquid while performing more like stocks. The Sub-Adviser has a policy governing futures contracts and similar derivative securities to help manage the risk of these types of instruments. For example, the Sub-Adviser cannot invest in a derivative security if it would be possible for the Portfolio to lose more money than it invested.


         SAI Changes:

          All references to "ING Alger Growth Portfolio" will be changed to "ING American Century Select Portfolio" throughout the SAI.

          Page 3 - "ING American Century Select Portfolio" will be added to the 7th sentence of fundamental investment policy no. 7.

          Page 3 - "ING American Century Select Portfolio" will be added to fundamental investment policy no. 10.

          Page 4 - "ING American Century Select Portfolio" will be added to non-fundamental investment policy "e."

          Page  4  -  "ING  Alger  Growth   Portfolio"   will  be  deleted  from
          non-fundamental investment policies "f," "h," and "i."

          Page 6 - The section entitled "Description of Various Securities and Investment Policies and Practices - Investment Policies and Specific Portfolios" will be amended to add the following after the second paragraph:


          ING  American  Century  Select  Portfolio  -  In  general,   with  the
          restrictions outlined in this SAI and in the Prospectuses, the Sub-Adviser has broad powers to decide how to invest the Portfolio's assets, including the power to hold them uninvested. Investments are varied according to what is judged advantageous under the changing economic conditions. It is the Sub-Adviser's policy to retain maximum flexibility in management without restrictive provisions as to the proportion of one or another class of securities that may be held, subject to the investment restrictions described in this SAI. It is the Sub-Adviser's intention that the Portfolio generally will consist of equity and equity-related securities. However, subject to the specific limitations applicable to the Portfolio, the Sub-Adviser may invest the assets of the Portfolio in varying amounts using other investment techniques, when such a course is deemed appropriate to pursue the Portfolio's investment objective. Senior securities that are high-grade issues, in the opinion of the Sub-Adviser, also may be purchased for defensive purposes. So long as a sufficient number of acceptable securities are available, the Sub-Adviser intends to keep the Portfolio fully invested. However, should the Portfolio's investment methodology fail to identify sufficient acceptable securities, or for any reason including the desire to take a temporary defensive position, the Portfolio may invest up to 100% of its assets in U.S. Government securities. The Sub-Adviser may use futures and options as a way to expose the Portfolio's cash assets to the market while maintaining liquidity.

          Page 13 - The section entitled "Real Estate Investment Trusts (REITs)" will be amended to add "ING American Century Select Portfolio" 1st sentence of the first paragraph.

          Page 14 - The section entitled "Unseasoned Companies" will be amended to add "ING American Century Select Portfolio" to the 1st sentence.

          Page 14 - The section entitled "Foreign Equity Securities will be amended to delete the reference to "ING Alger Growth Portfolio" and add "ING American Century Select Portfolio" to the 9th sentence. In addition, the Portfolio may invest up to 35% of its assets in foreign equity securities.

          Page 16 - The section entitled "Passive Foreign Investment Companies ("PFICs)" is amended to delete the reference to "ING Alger Growth Portfolio."

          Page 17 - The section entitled "Exchange Traded Funds" is amended to add "ING American Century Select Portfolio" to the 3rd sentence.

          Page 17 - The section entitled "Hybrid Instruments" is amended to add "ING American Century Select Portfolio" to the 1st sentence.

          Page 27 - The section entitled "Options on Securities" is amended to delete the reference to "ING Alger Growth Portfolio."

          Page 29 - The section entitled "Options on Stock Indices" is amended to delete the reference to "ING Alger Growth Portfolio."

          Page 30 - The section entitled "Futures Contracts and Options on Futures Contracts" is amended to delete the reference to "ING Alger Growth Portfolio."

          Page 37 - The section entitled "Temporary Defensive Positions" is amended to delete the first and second sentence of the second paragraph.



          (4) On August 13, 2004, the Board of Directors for ING Partners Inc. ("Board") voted to change the Sub-Adviser of the ING MFS Global Growth Portfolio to Oppenheimer Funds, Inc. with a change to the Portfolio's name and investment strategy. These changes were implemented on November 8, 2004 as follows:

         Portfolio Name Change
         ING Oppenheimer Global Portfolio

         Change in Principal Investment Strategies

          The principal investment strategies of the ING Oppenheimer Global Portfolio will be as follows:

          The Portfolio invests mainly in common stocks of companies in the U.S. and foreign countries. The Portfolio can invest without limit in foreign securities and can invest in any country, including countries with developed or emerging markets. However, the Portfolio currently emphasizes investments in developed markets such as the United States, Western European countries and Japan. The Portfolio does not limit its investments to companies in a particular capitalization range, but currently focuses its investments in mid- and large-cap companies.

          The Portfolio is not required to allocate its investments in any set percentages in any particular countries. The Portfolio normally will invest in at least three countries (one of which may be the United States). Typically the Portfolio invests in a number of different countries.

          In selecting securities for the Portfolio, the Sub-Adviser looks primarily for foreign and U.S companies with high growth potential. The Sub-Adviser uses fundamental analysis of a company's financial statements, management structure, operations and product development, and considers factors affecting the industry of which the issuer is part.

          The Sub-Adviser considers overall and relative economic conditions in U.S. and foreign markets, and seeks broad portfolio diversification in different countries to help moderate the special risks of foreign investing. The Sub-Adviser currently focuses on the factors below (which may vary in particular cases and may change over time), looking for:

          o stocks of small-, medium-, and large-cap growth-oriented companies worldwide, o companies that stand to benefit from global growth trends, o businesses with strong competitive positions and high demand for their products or services, o cyclical opportunities in the business cycle and sectors or industries that may benefit from those opportunities.

          In applying these and other selection criteria, the Sub-Adviser considers the effect of worldwide trends on the growth of various business sectors. The trends, or global "themes," currently considered include development of new technologies, corporate restructuring, the growth of mass affluence and demographic changes.


         Change in Principal Risks of Investing in the Portfolio

          The principal risks of investing in ING Oppenheimer Global Portfolio will be as set out below. As with any mutual fund, the Portfolio may not achieve its investment objective, and you could lose money, or not make money, by investing in the Portfolio.

                                           Active or Frequent Trading Risk
                                                Asset Allocation Risk
                                                    Currency Risk
                                                Emerging Growth Risk
                                                Emerging Markets Risk
                                                Foreign Markets Risk
                                                Geographic Focus Risk
                                                  Growth Stock Risk
                                                 Industry Focus Risk
                                               Market and Company Risk
                                    Small- and Mid- Capitalization Company Risk

          Please see "Summary of Principal Risks" following the Fund Summaries for a description of these and other risks of investing in the Portfolio.

         Change in Additional Information About Investment Strategies

          The section entitled "ING MFS Global Growth Portfolio" will be deleted in its entirety and replaced with the following:

                                              ING Oppenheimer Global Portfolio

          Principal Investment Strategies: The allocation of the Portfolio's investment portfolio among different investments will vary over time based upon the Sub-Adviser's evaluation of economic and market trends. The Portfolio's investment portfolio might not always include all of the different types of investments described in this Prospectus. The Sub-Adviser tries to reduce risks by carefully researching securities before they are purchased. The Portfolio attempts to reduce its exposure to market risks by diversifying its investments. Also, the Portfolio does not concentrate 25% or more of its total assets in any one industry. However, changes in the overall market prices of securities and the income they pay can occur at any time. In addition, from time to time, the Portfolio may increase the relative emphasis of its investments in a particular industry. The share price of the Portfolio will change daily based on changes in market prices of securities and market conditions and in response to other economic events.

          The foreign securities the Portfolio can buy include stocks and other equity securities of companies organized under the laws of a foreign country or companies that have a substantial portion of their operations or assets abroad, or derive a substantial portion of their revenue or profits from businesses, investments or sales outside the U.S. Foreign securities include securities traded primarily on foreign securities exchanges or in the foreign over-the-counter market. The Portfolio can also buy foreign debt securities.

          The Portfolio's investments include common stocks of foreign and domestic companies that the Sub-Adviser believes have growth potential. Growth companies can be new or established companies that may be developing new products or services that have relatively favorable prospects, or that are expanding into new and growing markets. Growth companies may be applying new technology, new or improved distribution techniques or developing new services that might enable them to capture a dominant or important market position. Growth companies tend to retain a large part of their earnings and therefore, do not tend to emphasize paying dividends and may not pay dividends for some time. They are selected because the Sub-Adviser believes the price of their stock will increase over the long term. However, growth stocks may be more volatile than other stock investments. They may lose favor with investors if the issuer's business plans do not product the expected results, or if growth investing falls out of favor with investors.

          The Portfolio may also invest in other equity instruments such as preferred stocks, warrants and securities convertible into common stocks. The Portfolio may invest up to 15% of its assets in illiquid or restricted securities. In addition, the Portfolio may invest in derivative instruments, including options, futures and forward contracts. The Portfolio can buy and sell hedging instruments (forward contracts, futures contracts and put and call options).

         SAI Changes:

          All references to "ING MFS Global Growth Portfolio" will be changed to "ING Oppenheimer Global Portfolio" throughout the SAI.

          Page 4 - The section listing the non-fundamental investment policies will be amended to delete "b" in its entirety and replace it with the following:


          b. No Portfolio will borrow for leveraging purposes (except ING Oppenheimer Global which may borrow up to 10% of net assets on an unsecured basis to invest the borrowed funds in portfolio securities).

          Page 23 - The section entitled "Investment Policies, Practices and Various Securities in General - Swaps, Caps, Floors and Collars" will be amended to add "ING Oppenheimer Global" to the 1st sentence.



          (5) On August 13, 2004, the Board of Directors for ING Partners Inc. ("Board") voted to change the Sub-Adviser of the ING UBS US Allocation Portfolio to Morgan Stanley Investment Management, Inc. with a change to the Portfolio's name and investment strategy. These changes were implemented on November 8, 2004 as follows:

         Portfolio Name
         ING Van Kampen Equity and Income Portfolio


          Change in Principal Investment Strategies The principal investment strategies of the ING Van Kampen Equity and Income Portfolio will be as follows:

          Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity and income securities at the time of investment. The Portfolio will provide shareholders with at least 60 days prior written notice of any changes in this non-fundamental investment policy. The Portfolio seeks to achieve its investment objective by investing primarily in income-producing equity instruments (including common stocks, preferred stocks and convertible securities) and investment grade quality debt securities. Investment grade securities are securities rated BBB or higher by Standard & Poor's ("S&P") or Baa or higher by Moody's Investors Services, Inc., ("Moody's") or unrated securities determined by the Sub-Adviser to be of comparable quality. The composition of the Portfolio's investments will vary over time based upon evaluations of economic conditions by the Sub-Adviser and its belief about which securities would best accomplish the Portfolio's investment objective. The Portfolio emphasizes a value style of investing, seeking well-established, undervalued companies that the Sub-Adviser believes offer the potential for income and long-term growth of capital. Portfolio securities are typically sold when the assessments of the Sub-Adviser of the income or growth potential of such securities materially change. Under normal market conditions, the Portfolio invests at least 65% of its total assets in income-producing equity securities. The Portfolio may invest up to 25% of its total assets in securities of foreign issuers. The Portfolio may purchase and sell certain derivative instruments, such as options, futures contracts, and options on futures contracts, for various portfolio management purposes, including to earn income, to facilitate portfolio management and to mitigate risks.

         Change in Principal Risks of Investing in the Portfolio

          The principal risks of investing in ING Van Kampen Equity and Income Portfolio will be as set out below. As with any mutual fund, there can be no assurance that the Portfolio will achieve its investment objective, and you could lose money, or not make money, by investing in the Portfolio.

                                               Active or Frequent Trading Risk
                                                    Asset Allocation Risk
                                                         Credit Risk
                                                       Derivatives Risk
                                                     Foreign Markets Risk
                                                      Interest Rate Risk
                                                   Market and Company Risk
                                                   Pre-Payment or Call Risk
                                      Small and Mid-Capitalization Company Risk

          Please see "Summary of Principal Risks" following the Fund Summaries for a description of these and other risks of investing in the Portfolio.


         Change in Additional Information About Investment Strategies

          The section entitled "ING UBS U.S. Allocation Portfolio" will be deleted in its entirety and replaced with the following:


                                      ING Van Kampen Equity and Income Portfolio

          Principal Investment Strategies: In selecting securities, the Sub-Adviser focuses on a security's potential for income and long-term growth of capital. The Portfolio emphasizes a value style of investing and seeks income-producing securities that have attractive growth potential on an individual company basis. The Sub-Adviser seeks to identify companies that are undervalued and have identifiable factors that might lead to improved valuations. The Portfolio's style presents the risk that the valuations never improve or that the returns on value securities are less than returns on other styles of investing or the overall market. The Portfolio may invest in securities that do not pay dividends or interest and securities that have above average volatility of price movement, including warrants or rights to acquire securities. Because prices of equity securities and debt securities fluctuate, the value of an investment in the Portfolio will vary based on the Portfolio's investment performance. In an effort to reduce the Portfolio's overall exposure to any individual security price decline, the Portfolio spreads its investments over many different companies in a variety of industries. The Sub-Adviser focuses on large size companies, although the Portfolio may invest in companies of any size.

          Income producing securities can include common and preferred stocks and convertible securities, including below investment grade convertible securities. In addition, while the Portfolio primarily invests in income-producing equity securities, it also may invest in investment grade quality debt securities at the time of purchase. The Portfolio may invest up to 25% of its total assets in securities of foreign issuers and up to 10% of its net assets in illiquid securities and certain restricted securities. The Portfolio may engage in repurchase agreements with broker-dealers, banks and other financial institutions for cash management purchases.


          The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses or redeploy assets into opportunities it believes are more promising.

         SAI Changes:

          All references to "ING UBS U.S. Allocation Portfolio" will be changed to "ING Van Kampen Equity and Income Portfolio" throughout the SAI.

          Page 7 - The section entitled "ING UBS U.S. Allocation" will be deleted in its entirety and replaced with the following:


          ING Van Kampen Equity and Income - Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity and income securities at the time of investment. The Portfolio will provide shareholders with at least 60 days prior written notice of any changes in this non-fundamental investment policy. In addition, the Portfolio normally invests at least 65% of its total assets in income-producing equity securities. The Portfolio may invest up to 25% of its total assets in securities of foreign issuers. The Portfolio may purchase and sell certain derivative instruments, such as options, futures contracts, and options on futures contracts, for various portfolio management purposes, including to earn income, to facilitate portfolio management and to mitigate risks. Page 14 - The section entitled "Unseasoned Companies" will be amended to add "ING Van Kampen Equity and Income Portfolio."

          Page 17 - The section entitled "Short-Term Corporate Debt Securities and Commercial Paper" will be amended to add "ING Van Kampen Equity and Income Portfolio."

          Item 77I - Terms of New or Amended Securities On August 13, 2004, the Board of Directors for ING Partners, Inc. ("Board") approved the establishment of a new Series to the Registrant to be called the ING Oppenheimer Strategic Income Portfolio.


Item 77Q1 - Exhibits

          (a)(1) Articles Supplementary to Articles of Incorporation of ING Partners, Inc., effective November 1, 2004 (regarding the ING Oppenheimer Strategic Income Portfolio) - Filed as an Exhibit to Post-Effective Amendment No. 17 to Registrant's Form N-1A Registration Statement on October 29, 2004 and incorporated herein by reference.
          (e)(1) Amendment to Investment Sub-Advisory Agreement between ING Life Insurance and Annuity Company and J.P. Morgan Fleming Asset Management (London), Ltd effective August 2, 2004 - filed herein.

          (e)(2) Amendment to Investment Sub-Advisory Agreement between ING Life Insurance and Annuity Company and Morgan Stanley Investment Management, Inc., effective November 8, 2004 - filed herein. (e)(4) Amendment to the Sub-Advisory Agreement between ING Life Insurance and Annuity Company and T. Rowe Price Associates , Inc., effective November 8, 2004 - filed herein. (e)(5) Amendment to the Sub-Advisory Agreement between ING Life Insurance and Annuity Company and American Century Investment Management, Inc. effective November 8, 2004 - filed herein. (e)(6) Amendment to the Sub-Advisory Agreement between ING Life Insurance and Annuity Company and Salomon Brothers Asset Management, Inc. effective November 8, 2004 - filed herein.